News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS SECOND QUARTER 2007 RESULTS

Core Earnings Strong Sequentially; Company Announces Agreement to Acquire Biller Service
Provider

CHANTILLY, Va., July 26, 2007 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended June 30, 2007.

The following results include the impact of the acquisition of Princeton eCom on July 3, 2006, and reflect material additional revenue and costs, including $3.6 million in acquisition financing costs, not included in core net income in 2006.

• • • •	Revenue was $31.9 million, up 84 percent from $17.4 million in second quarter 2006.
 Earnings before interest, taxes, depreciation and amortization (Ebitda), a non-GAAP measure, was $7.8 million, an increase of 89 percent compared to $4.1 million in the prior year.
 Net loss available to common stockholders was $1.2 million, or $0.04 per diluted share, compared to net income of $1.4 million, or $0.05 per diluted share, in the prior year.
 Core net income, a non-GAAP measure, was $1.9 million, or $0.07 per diluted share, compared to $2.2 million, or $0.08 per diluted share, in the prior year.

“Second quarter fundamentals were strong,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “Core earnings were up significantly from first quarter 2007 and Ebitda margin expanded as expected. Our performance was driven by continued revenue growth on seasonally appropriate bill pay transactions, leverage in our business model, and the absence of one-time accounting charges we incurred last quarter.”

Lawlor added, “In the second half of the year, we see continued strong billpay growth and expanding Ebitda margin, although we have been impacted by a lengthening new client sales cycle and the previously announced migration of several clients off our platform.”

In a separate announcement, the Company stated it has signed a definitive agreement to acquire Internet Transaction Solutions, Inc. (ITS), a biller service provider, for $45 million in stock and cash.

“The acquisition of ITS further positions the Company to drive shareholder value by creating some exciting new distribution channels,” said Lawlor.  “Additionally, the Princeton integration is behind us. Cost synergies have been achieved, our reorganization is complete and related new product initiatives are progressing well. While we are cautious about the timing and impact level of these opportunities, we expect them to provide strong revenue and core earnings expansion in 2008.”

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2007 Business Outlook

The Company provided guidance for the third quarter and updated its full year 2007 guidance, including the impact of its pending acquisition of ITS. Guidance does not assume the release of any additional tax valuation allowance in 2007, though the Company may do so. These statements are forward-looking, and actual results may differ materially.

Third Quarter		Full Year
2006 2007%		2006 2007%
Actual Guidance	Change	Actual Guidance		Change

Revenue ($ millions)	$28.3	$33.5-34.5	20%	$91.7	$135.0-138.0	49%

Ebitda (a)(b)	$5.9	$8.3-8.9	46%	$20.5	$33.0-34.5	65%

		Earnings ($ per share)

Net Loss to Common (c)	$(0.13)	$(0.06)-(0.04)	n/a	$(0.16)	$(0.42)-(0.39)	n/a

Core Net (Loss) Income (a)(d)(e)	$(0.01)	$0.06-0.08	n/a	$0.16	$0.28-0.31	84%

		Share Count (millions)

Basic	25.6	27.5	7%	25.5	27.1	6%

Fully Diluted Shares (f)	27.0	29.7	10%	27.0	29.2	8%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net (loss) income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Third quarters 2007 and 2006 and full years 2007 and 2006 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Excludes amortization of acquisition-related intangible assets of approximately $1.8 and $2.3 million for the third quarters of 2007 and 2006, respectively, and $8.6 and $5.0 million for the years 2007 and 2006, respectively. Excludes equity compensation expense of approximately $1.3 and $0.6 million for the third quarters of 2007 and 2006, respectively, and $3.7 and $2.5 million for the years 2007 and 2006, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million in the full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the third quarters of 2007 and 2006 and $1.5 and $0.8 million for the years 2007 and 2006, respectively. Excludes costs related to the fair market valuation of the escalation accrual on the preferred stock of $0.1 million for the third quarters of 2007 and 2006 and $0.3 and $0.2 million for the full years 2007 and 2006, respectively. Includes preferred stock accretion of approximately $1.8 million for the third quarters of 2007 and 2006 and $7.0 and $3.5 million for the years 2007 and 2006, respectively.

(e)	Core net (loss) income is defined as net loss available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, costs related to the escalation accrual on the preferred stock and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

(f)	Only used for the purposes of calculating core net (loss) income per share.

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Today’s Conference Call and Web Cast

The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on July 26th until midnight on Thursday, August 2nd. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 6346632. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources

Online Resources powers web-based financial services for 2700 financial institutions, billers and credit service providers. Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption. The Company serves over 10 million end-users and processes $100 billion in bill payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data
(Unaudited)

Notes:

1Excludes Citizens Bank of Rhode Island, a legacy Princeton eCom client that departed in December 2006.

2Only includes users that have been active over the past 90 days or were otherwise billable.

3The number of account presentation end-users with checking accounts divided by the 2.1 million total launched checking accounts held with our account presentation banking services clients.

4The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (36.2 million), our banking services full service payments clients (6.7 million) and our banking services remittance only payments clients (29.5 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

5The number of payment services end-users divided by the 8.2 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6Does not include 2,298 direct biller endpoints, bringing our total number of biller relationships to 2,584.

Online Resources Corporation
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

Notes:

1.	Ebitda is defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, costs related to the fair market valuation of the escalation accrual on the preferred stock and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)
(Unaudited)

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)
(Unaudited)